Exhibit 99.1

Aquilex Holdings LLC Reaches Important Milestone in Financial Restructuring Process

Secures $15 Million in Incremental Financing to Ensure Operations Continue as Normal

No Disruption of High-Quality Service to Customers

ATLANTA – November 16, 2011 – Aquilex Holdings LLC (“Aquilex” or the “Company”) today announced that it has reached an agreement for $15 million in incremental debt financing from a group of senior noteholders led by affiliates of Centerbridge Partners, L.P. This investment, which is expected to close and be fully funded today, represents an important first milestone in the Company’s financial restructuring process and increases the Company’s liquidity to $33.5 million when coupled with its existing cash on hand of $18.5 million, as of November 14, 2011. The additional liquidity, which is being provided pursuant to a second-lien senior secured credit facility, will help ensure that Aquilex’s operations continue in the normal course while the Company continues to engage in constructive negotiations with lenders and senior noteholders regarding a consensual balance sheet restructuring.

“We are pleased to have reached an agreement for a $15 million investment from our largest senior noteholders, which will provide us with incremental liquidity and represents the first major milestone in our financial restructuring efforts. The actions by our senior noteholders and lenders are a strong sign of support for the Company in this process,” said Bill Varner, President and Chief Executive Officer of Aquilex. “This additional liquidity will help ensure that business continues as usual for our employees, customers and vendors as we continue to engage in active and constructive negotiations with our lenders and senior noteholders regarding a consensual balance sheet restructuring that would significantly deleverage the Company’s balance sheet, enhance the financial flexibility of Aquilex, and allow us to reinvest in the business to better support our customers.”

He continued, “Throughout this restructuring process, we will focus on minimizing any impact on our customers, vendors and suppliers, who should not experience any changes or disruption in the high quality services they have come to expect from Aquilex. We intend to honor vendor contracts under normal terms and expect service to customers will continue without interruption during this process. We appreciate the continued support of our employees, customers and vendors as we shape Aquilex into a world-class provider of solutions to the energy services industry.”

In connection with the financing agreement, Aquilex’s lenders have agreed to extend the previously announced forbearance agreement from December 8, 2011 to February 3, 2012. As part of the amended forbearance agreement, the Company’s lenders have agreed not to take any action relating to a potential financial covenant default as a result of the Company’s fourth quarter 2011 financial performance. Separately, a majority of the Company’s senior noteholders have agreed to forbear until February 3, 2012 from taking any legal action if the Company determines not to pay the $12.5 million interest payment on the Company’s senior notes due on December 15, 2011.

The Company anticipates that it will reach an agreement-in-principle on the terms of the financial restructuring by December 15, 2011. While the plan has not yet been finalized, the Company expects that the potential transaction will result in a substantial reduction in the level of its debt and increased financial flexibility. Aquilex expects the cornerstones of the restructuring to include a substantial new equity investment by the senior noteholders, which will provide additional liquidity for working capital purposes and a significant paydown of the Company’s secured debt. Aquilex expects that, as part of the restructuring, the Company’s senior notes would be exchanged for common equity of the Company pursuant to an out-of-court restructuring or a voluntary filing under Chapter 11 of the U.S. Bankruptcy Code, which the Company currently expects would be a “pre-packaged” bankruptcy filing. In the event of such a filing, the Company expects that the closing of the restructuring would take place as soon as 45 to 60 days thereafter and the proceedings would not affect its customers, vendors or employees. As part of the closing of the transaction, the Company expects that affiliates of Centerbridge Partners, L.P. would become the controlling shareholder of Aquilex.

Rothschild Inc. is acting as financial advisor and investment banker and Richards, Layton & Finger is acting as legal advisor to Aquilex in connection with the restructuring. Alvarez & Marsal is acting as restructuring advisor to the Company.

The Company noted that the foregoing represents only its current expectations and is subject to numerous assumptions, including the receipt of sufficient support for its restructuring plan from its existing creditors. Additional information is available in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Quarterly Report on Form 10Q for its third quarter of 2011, as filed with the SEC on November 14, 2011.

Aquilex Holdings LLC is the parent of Aquilex Corporation, a leading provider of critical maintenance, repair and industrial cleaning solutions to the energy industry. Through our divisional and branch offices in the United States and Europe, we provide our services to a diverse global base of over 600 customers, primarily in the oil and gas refining, chemical and petrochemical production, fossil and nuclear power generation and waste-to-energy industries.

Investor Relations Contact:

Jay W. Ferguson

Chief Financial Officer

(404) 869-5221

Media Contact:

Michael Freitag / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “expect,” “will,” “should,” “determine,” “plan,” “intend,” “anticipate” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. All statements we make relating to our expected, estimated or projected financial condition, results of operations, assets, liabilities, cash flows or growth are forward-looking statements. In addition, we, through our senior management, from time to time, may make forward-looking public statements concerning our expected future operations and performance and other developments. These statements are not historical facts and represent only our beliefs regarding future events, and you are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control. Consequently, our actual results may differ materially from those projected by any forward-looking statements. Factors that could cause our actual results to differ materially from those projected include, but are not limited to, risks and uncertainties surrounding the eventual outcome of any restructuring of the Company’s debt, including but not limited to our ability to successfully reduce the principal amount of certain of our existing debt and exchange certain of our existing debt for equity interests in the Company, obtain necessary creditor consents and court approvals for any restructuring plan and access sufficient sources of liquidity; risks and uncertainties relating to potential litigation in connection with the restructuring; and risks and uncertainties regarding any adverse effect the restructuring may have on the manner in which the Company is perceived by the markets and its creditors, customers, vendors and employees. These factors also include the risks and uncertainties described under “Item 1A. Risk Factors,” in our 2010 Annual Report on Form 10-K, as filed with the SEC on March 31, 2011; and under “Part II, Item 1A. Risk Factors,” and “Cautionary Statement Regarding Forward-Looking Statements,” in

our Quarterly Report on Form 10-Q, for the third quarter of 2011, filed with the SEC on November 14, 2011. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. If we do revise or update one or more forward-looking statements, you should not conclude that we will make additional revisions or updates with respect thereto or with respect to the other forward-looking statements, except as required by law.